UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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CHIASMA, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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275 Wyman Street

Suite 250

Waltham, MA 02451

April 25, 2017

Dear Chiasma Stockholder:

We are pleased to invite you to attend our 2017 Annual Meeting of Stockholders, or the Annual Meeting. The Annual Meeting will be held on June 15, 2017, at 9:00 a.m., local time, at the offices of Goodwin Procter LLP, 100 Northern Avenue, Boston, MA 02210. Enclosed are the following:

•	Our Notice of Annual Meeting of Stockholders, or the Notice, and proxy statement;

•	Our 2016 Annual Report; and

•	A proxy card with a return envelope to record your vote.

The Notice lists the matters to be considered at the Annual Meeting, and the proxy statement describes the matters listed in the Notice.

If you were a stockholder of record as of April 21, 2017, you will receive a printed copy of the proxy materials by mail, and you may mark, date, sign, and mail the proxy card in the envelope provided, or vote over the Internet or by telephone. You will find voting instructions in the proxy statement and on the proxy card.

If you held shares as of April 21, 2017 that were not registered in your own name, but rather were registered in the name of a bank, broker or other institution, you will receive a Notice Regarding Internet Availability of Proxy Materials with instructions that you must follow for your shares to be voted.

Your vote at the Annual Meeting is important. Whether or not you plan to attend the Annual Meeting in person, we ask that you vote as soon as possible by proxy so that your shares are represented at the Annual Meeting. We appreciate your participation and your interest in Chiasma, Inc.

Sincerely,

Mark J. Fitzpatrick
President and Chief Executive Officer

NOTICE OF 2017 ANNUAL MEETING OF STOCKHOLDERS

To our Stockholders:

The 2017 Annual Meeting of Stockholders of Chiasma, Inc., or the Annual Meeting, will be held on Thursday, June 15, 2017, at 9:00 a.m., local time, at the offices of Goodwin Procter LLP, 100 Northern Avenue, Boston, MA 02210, for the following purposes:

1. To elect two Class II directors as nominated by our Board of Directors, each to serve a three-year term expiring at the 2020 Annual Meeting of Stockholders and until his successor has been duly elected and qualified, or until his earlier death, resignation or removal.

2. To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017.

3. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

These items of business are more fully described in the proxy statement accompanying this notice. The record date for the Annual Meeting is April 21, 2017. Only stockholders of record as of the close of business on the record date are entitled to notice of, and to vote at, the Annual Meeting or any adjournments thereof.

We are mailing printed copies of our proxy materials, including our 2016 Annual Report, to stockholders of record. For stockholders who hold shares in street name through a bank, broker or other institution as of the record date, we will provide access to these materials via the Internet at www.voteproxy.com. Accordingly, on or about May 1, 2017, we will begin mailing a Notice Regarding Internet Availability of Proxy Materials to all stockholders who held shares in street name as of the record date notifying them that, among other things, they can access our proxy materials and request to receive a printed set of proxy materials at www.voteproxy.com.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, AND REGARDLESS OF THE NUMBER OF SHARES YOU OWN, YOUR VOTE IS VERY IMPORTANT. PLEASE VOTE AS PROMPTLY AS POSSIBLE.

BY ORDER OF THE BOARD OF DIRECTORS

Mark J. Fitzpatrick
Secretary

Dated: April 25, 2017

PROXY STATEMENT FOR THE 2017 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 15, 2017

EXPLANATORY NOTE

We are an “emerging growth company” under applicable federal securities laws and therefore permitted to take advantage of certain reduced public company reporting requirements. As an emerging growth company, we provide in this proxy statement the scaled disclosure permitted under the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, including the compensation disclosures required of a “smaller reporting company,” as that term is defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended, or the Exchange Act. In addition, as an emerging growth company, we are not required to conduct votes seeking approval, on an advisory basis, of the compensation of our named executive officers or the frequency with which such votes must be conducted. We will remain an “emerging growth company” until the earliest of (i) the last day of the fiscal year in which we have total annual gross revenues of $1 billion or more; (ii) December 31, 2020; (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under the rules of the Securities Exchange Commission, or SEC.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

PROXY STATEMENT—2017 ANNUAL MEETING OF STOCKHOLDERS

This proxy statement contains information about the 2017 Annual Meeting of Stockholders, or the Annual Meeting, of Chiasma, Inc., a Delaware corporation, including any postponements or adjournments of the Annual Meeting. The Annual Meeting will be held on June 15, 2017, at 9:00 a.m., local time, at the offices of Goodwin Procter LLP, 100 Northern Avenue, Boston, MA 02210. In this proxy statement, we sometimes refer to Chiasma, Inc. and its subsidiaries as “Chiasma,” the “Company,” “we,” “us,” or “our.”

This proxy statement contains important information for you to consider when deciding how to vote on the matters for which we are soliciting proxies. Please read it carefully.

Who Can Vote?

Only stockholders of record at the close of business on April 21, 2017, the record date, are entitled to vote at the Annual Meeting. On the record date, there were 24,359,584 shares of our common stock outstanding and entitled to vote. Each share of common stock is entitled to one vote.

Stockholder of Record: Shares Registered in Your Name

If, on the record date, your shares were registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, then you are a stockholder of record, and you can vote your shares at the Annual Meeting by one of the methods described below in the section entitled “How Do I Vote and When is the Deadline for Voting?”

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If, on the record date, your shares were held in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and you may vote your shares at the Annual Meeting by one of the methods described below in the section entitled “How Do I Vote and When is the Deadline for Voting?”

How Will I Receive Proxy Materials?

Stockholders of Record

On or about May 1, 2017, we will mail proxy materials to your address on the records of American Stock Transfer & Trust Company, LLC.

Hold Shares in Street Name

On or about May 1, 2017, we will begin mailing a Notice Regarding Internet Availability of Proxy Materials, or the Notice, to all stockholders who held shares in street name. We have posted our proxy materials on the website referenced in the Notice (www.voteproxy.com). You may choose to access our proxy materials on the website referenced in the Notice or may request to receive a printed set of our proxy materials by either writing to our Investor Relations Department, Chiasma, Inc., 275 Wyman Street, Suite 250, Waltham, MA 02451, or e-mailing Investor Relations at chma@investorrelations.com.

What Proposals Will Be Presented at the Annual Meeting and What Are the Voting Recommendations of the Board of Directors?

The proposals that will be presented at the Annual Meeting and our Board of Directors’ voting recommendations are set forth in the table below:

Proposal		Board of Directors’ Voting Recommendation
(1)	Elect two Class II directors, as nominated by our Board of Directors, each to serve a three-year term until our 2020 Annual Meeting of Stockholders and until his successor has been duly elected and qualified, or until his earlier death, resignation or removal.	For each nominee

(2)	Ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2017.	For ratification

We will also consider any other business that properly comes before the Annual Meeting. We are not currently aware of any other matters to be submitted for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons named in the enclosed proxy card will vote the shares in their discretion.

How Do I Vote and When is the Deadline for Voting?

Whether you plan to attend the Annual Meeting or not, we urge you to vote by proxy. Voting by proxy will not affect your right to attend the Annual Meeting.

Stockholder of Record

If your shares are registered directly in your name, you may vote:

•	By mail. Complete and mail the enclosed proxy card in the enclosed postage prepaid envelope. Your proxy will be voted in accordance with your instructions. If you sign the proxy card but do not specify how you want your shares voted, they will be voted as recommended by our Board of Directors. Your proxy card must be received on or before June 14, 2017, to be counted.

•	In person at the Annual Meeting. If you attend the Annual Meeting, you may deliver your completed proxy card in person or you may vote by completing a ballot, which will be available at the Annual Meeting.

•	By telephone. You may vote over the telephone by calling toll-free (800) 776-9437 in the U.S. and follow the recorded instructions. Please have your proxy card available when you call. Your vote must be received by 11:59 p.m. Eastern Daylight Time on June 14, 2017, to be counted.

•	Over the Internet. You may vote via the Internet by going to http://www.voteproxy.com and following the on-screen instructions. Please have your proxy card available when you access the webpage. Your vote must be received by 11:59 p.m. Eastern Daylight Time on June 14, 2017, to be counted.

Hold Shares in Street Name

If you hold shares in street name, the organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. The stockholder of record will provide you with instructions on how to vote your shares. Internet and telephone voting will be offered to stockholders owning shares through most banks and brokers. Additionally, if you would like to vote in person at the Annual Meeting, contact the broker or other nominee who holds your shares to obtain a broker’s proxy card, and bring it with you to the Annual Meeting. You will not be able to vote at the Annual Meeting unless you have a proxy card from your broker.

How Many Votes Do I Have?

Each share of common stock that you own as of the record date entitles you to one vote on each matter to be voted on at the Annual Meeting.

What If I Return a Proxy Card But Do Not Make Specific Choices?

If you return a signed and dated proxy card without marking any voting selections, your shares will be voted on the matters as recommended by our Board of Directors.

Will My Shares Be Voted if I Do Not Return My Proxy Card or Vote by the Deadline?

If you are a stockholder of record, your shares will not be voted if you do not vote using one of the methods described in the section above entitled “How Do I Vote and When is the Deadline for Voting?” in advance of the deadline.

If your shares are held in street name, and you do not provide voting instructions to the bank, broker or other nominee that holds your shares as described above under “How Do I Vote and When is the Deadline for Voting?,” the bank, broker or other nominee may exercise discretionary authority to vote on routine proposals, but may not vote on non-routine proposals. If your bank, broker or nominee votes on a routine proposal, the shares that cannot be voted on non-routine matters by the bank, broker or nominee that holds your shares are called broker non-votes. Broker non-votes will be deemed present at the Annual Meeting for purposes of determining whether a quorum exists for the Annual Meeting.

The election of directors (Proposal No. 1) is considered non-routine under applicable rules. The ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2017 (Proposal No. 2) is considered routine under applicable rules.

We encourage you to provide voting instructions to the bank, broker or other nominee that holds your shares. This ensures your shares will be voted at the Annual Meeting in the manner you desire.

May I Revoke My Proxy?

If you give a proxy, you may revoke your proxy at any time before the Annual Meeting in any one of the following ways:

•	signing a new proxy card, and submitting it as instructed above in advance of the deadline;

•	notifying the Company’s Secretary in writing before the Annual Meeting that you have revoked your proxy; or

•	attending the Annual Meeting in person and voting in person if you are a stockholder of record (attending the Annual Meeting in person will not in and of itself revoke a previously submitted proxy unless you specifically request it).

What If I Receive More Than One Proxy Card?

You may receive more than one proxy card or voting instruction form if you hold shares of our common stock in more than one account, which may be in registered form or held in street name. Please vote in the manner described under “How Do I Vote and When is the Deadline for Voting?” for each account to ensure that all of your shares are voted.

What Vote is Required to Approve Each Proposal?

Proposal No. 1 – the election of two Class II directors – requires an affirmative vote of a plurality of the shares of our common stock entitled to vote on the proposal that are present in person or represented by proxy at the Annual Meeting and vote on the proposal.

Proposal No. 2 – the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm – requires the affirmative vote of a majority of the shares of our common stock entitled to vote on the proposal that are present in person or represented by proxy at the Annual Meeting and vote on the proposal. This vote is non-binding. However, if stockholders fail to ratify the selection of Deloitte & Touche LLP, the audit committee of our Board of Directors, or the audit committee, will reconsider whether or not to retain the firm for 2017. Even if the selection of Deloitte & Touche LLP is ratified, the audit committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during 2017 if it determines that such a change would be in the best interests of the Company and its stockholders.

What is a Quorum and How are Votes Counted?

We need a quorum of stockholders to hold our Annual Meeting. A quorum exists when at least a majority of the outstanding shares entitled to vote on the record date are represented at the meeting either in person or by proxy. Your shares will be counted towards the quorum only if a valid proxy or vote is submitted with respect to such shares. Shares represented by abstentions and broker non-votes will be counted in determining whether there is a quorum for the Annual Meeting.

Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count “For” and “Withhold” and (with respect to proposals other than the election of directors) “Against” votes, abstentions and broker non-votes. Abstentions will have no effect on Proposal No. 1 (the election of directors), but will have the effect of a vote against Proposal No. 2 (the ratification of our independent registered public accounting firm). Broker non-votes will not be counted towards the vote total for any proposal.

Who Will Pay the Costs of Soliciting these Proxies, and How Are They Being Solicited?

Proxies are being solicited by the Company. We will pay all of the costs of soliciting the proxies described in this proxy statement. Our directors and employees may solicit proxies on our behalf in person or by telephone, fax or electronic transmission. We will not pay these directors and employees any additional compensation for these services. We will ask banks, brokers and other institutions, nominees and fiduciaries to forward these proxy materials to their principals, and to obtain authority to execute proxies, and reimburse them for their expenses.

If you choose to access the proxy materials and/or vote on the Internet or telephonically, you are responsible for access charges you may incur.

How Can I Find Out the Results of the Voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in a Current Report on Form 8-K to be filed with the SEC within four business days after the Annual Meeting.

Attending the Annual Meeting

The Annual Meeting will be held on June 15, 2017 at 9:00 a.m., local time, at the offices of Goodwin Procter LLP, 100 Northern Avenue, Boston, MA 02210. When you arrive at the Annual Meeting location, signs will direct you to the appropriate meeting room. You should be prepared to present photo identification for admittance. In addition, if you are a stockholder of record, your name will be verified against the list of stockholders of record prior to admittance to the Annual Meeting. If you are a beneficial owner, you should provide proof of beneficial ownership on the record date, such as your most recent account statement prior to the record date, a copy of the voting instruction provided to you by your bank, broker or other nominee, or other similar evidence of ownership. You are not required to attend the Annual Meeting in order to vote.

PROPOSAL 1

ELECTION OF DIRECTORS

Our Board of Directors is currently comprised of seven directors. Our amended and restated certificate of incorporation provides for a classified Board of Directors consisting of three classes of directors, each of which shall consist, as nearly as may be possible, of one-third of the total number of directors. Each class serves for a staggered three-year term. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following their election and until their successors have been duly elected and qualified or until their earlier death, resignation or removal. The terms of our Class II directors, Todd Foley and Bard Geesaman, M.D., Ph.D., will expire at the Annual Meeting. The terms of our Class III directors, Scott Minick and John F. Thero, will expire at the annual meeting of stockholders to be held in 2018. The terms of our Class I directors, Mark J. Fitzpatrick, David Stack and John A. Scarlett, M.D., will expire at the Annual Meeting of stockholders to be held in 2019. Upon the recommendation of our nominating and corporate governance committee, our Board of Directors has nominated Mr. Foley and Dr. Geesaman for re-election as Class II directors at the Annual Meeting.

There are no arrangements or understanding with any director, or nominee for directorship, pursuant to which such director or nominee was selected as a director or nominee. We know of no reason why any nominee may be unable to serve as a director. If any nominee is unable to serve, your proxy may be voted for another nominee proposed by the Board of Directors. If for any reason a nominee proves unable or unwilling to stand for election, the Board of Directors will nominate alternates or reduce the size of the Board of Directors to eliminate the vacancy. The Board of Directors has no reason to believe that any of the nominees would prove unable to serve if elected. Proxies cannot be voted for a greater number of persons than the number of nominees named in this proxy statement.

Nominees for Election as Director

Set forth below is the name, age, principal occupation, and business experience, as well as the year of election to the Board of Directors for each nominee for election as a director at the Annual Meeting. If the nominees listed below are elected, each such individual will hold office until the annual meeting of stockholders to be held in 2020 and until his successor has been duly elected and qualified or until his earlier death, resignation or removal.

Name	Age	Position(s) Held	Director Since
Todd Foley	45	Director	2008
Bard Geesaman, M.D., Ph.D.	49	Director	2004

Todd Foley joined our Board of Directors in May 2008. Mr. Foley is a Managing Director at MPM Capital, Inc., or MPM, where he has focused primarily on biotechnology investments. Mr. Foley joined MPM in 1999 and has been a partner since 2007. Prior to MPM, Mr. Foley’s career in the life science industry included positions in Business Development at Genentech, Inc., a biotechnology company and subsidiary of Hoffman-La Roche, and in management consulting with Arthur D. Little. Mr. Foley currently serves on the boards of various biotechnology and healthcare companies, including Iconic Therapeutics, Inc., Rhythm Pharmaceuticals Inc., Clinical Ink, Inc., Semma Therapeutics, Inc. and Tetherex Pharmaceuticals, Inc. He served on the board of Zalicus, Inc. (NASDAQ: ZLCS) from December 2009 to June 2013. He received his B.S. from the Massachusetts Institute of Technology, or MIT, and an M.B.A. from Harvard Business School. We believe Mr. Foley’s extensive business strategy and financial background and experience serving on the boards of several life science companies qualify him to serve on our Board of Directors.

Bard Geesaman, M.D., Ph.D. joined our Board of Directors in 2004. Dr. Geesaman has been with MPM and associated portfolio companies since 2002. He has broad experience investing, operating and facilitating business development globally, including in Japan, China and Israel. Prior to joining MPM, Dr. Geesaman founded Catalyst Medical Solutions, a medical documentation and billing eHealth company in

Boston where he served as the Chief Technology Officer through the company’s acquisition. After Catalyst, Dr. Geesaman joined Centagenetix, an MPM-founded company exploring the genetics of successful aging. In 2006, Dr. Geesaman joined MPM as a Venture Partner with a major focus on founding Solasia Pharmaceuticals, based in Tokyo, Japan which listed on the Tokyo Mothers exchange in March 2017. Dr. Geesaman is also the co-founder and a board member of MPM healthcare IT startup TriNetX (big data analytics for clinical trials). Dr. Geesaman is passionate about innovation in health care, and in 2008 took a two-year sabbatical from MPM to do non-profit work in Los Angeles at the X-Prize Foundation, where he worked on alternative models for motivating life sciences innovation. Dr. Geesaman serves as director of TriNetX, Inc., InformedDNA Inc., Maverick Therapeutics and iOmx Therapeutics AG. Dr. Geesaman became board certified in Internal Medicine in 2000, after completing a Clinical Fellowship at the Massachusetts General Hospital. He received his Ph.D. from MIT, an M.D. from Harvard Medical School and a B.S. from University of California, Berkeley. We believe Dr. Geesaman’s managerial experience and extensive experience in the healthcare industry qualify him to serve on our Board of Directors.

In addition to the individual attributes of each of our directors listed above, we highly value the collective qualifications and experiences of our Board of Directors members. We believe the collective viewpoints and perspectives of our directors result in a Board of Directors that is dedicated to advancing the interests of our stockholders.

There are no family relationships among any of our directors standing for election.

Vote Required

Directors are elected by a plurality of the votes cast at the meeting by the holders of shares present in person or represented by proxy and entitled to vote on the election of the director. The two nominees receiving the highest number of “For” votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nominees named above. If any nominee becomes unavailable for election as a result of an unexpected occurrence, your shares will be voted for the election of a substitute nominee proposed by our Board of Directors.

Our Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES SET FORTH ABOVE.

Directors Continuing in Office

Set forth below are the names, ages, principal occupations, and business experience, as well as year of election to the Board of Directors, for the remaining members of our Board of Directors whose terms continue beyond the Annual Meeting.

Name	Age	Term Expires	Position(s) Held	Director Since
David Stack	65	2019	Chairman of the Board of Directors	2014
John A. Scarlett, M.D.	66	2019	Director	2015
Scott Minick	65	2018	Director	2007
Mark J. Fitzpatrick	54	2019	President, Chief Executive Officer, Director	2016
John F. Thero	56	2018	Director	2015

David Stack joined our Board of Directors in November 2014 as Chairman. Since 2007, Mr. Stack has served as Chief Executive Officer and Chairman of Pacira Pharmaceuticals, Inc. (NASDAQ: PCRX). Mr. Stack

was a Managing Director of MPM from 2005 to March 2017. From 2001 to 2004, he was President and Chief Executive Officer of The Medicines Company (NASDAQ: MDCO). Previously, Mr. Stack was President and General Manager at Innovex, Inc. (OTCMKTS: INVX). He was Vice President, Business Development/Marketing at Immunomedics, Inc. (NASDAQ: IMMU) from 1993 until 1995. Prior to that, Mr. Stack was with Roche Laboratories (ETR: RHO5) from 1981 until 1993, where he eventually served as Director of Business Development and Planning for Infectious Disease, Oncology, and Virology and was the Therapeutic World Leader for Infectious Disease. Mr. Stack currently serves on boards of Pacira Pharmaceuticals, Inc. (NASDAQ: PCRX) and Amarin Corporation plc (NASDAQ: AMRN), or Amarin, and Medivo Inc. Mr. Stack received his B.S. from Albany College of Pharmacy and a B.S. from Siena College. We believe Mr. Stack’s qualifications to sit on our Board of Directors include his extensive experience in the life sciences sector, his financial expertise and his years of experience providing strategic and financial advisory services to biopharmaceutical organizations.

John A. Scarlett, M.D. joined our Board of Directors in February 2015. Dr. Scarlett has been Chief Executive Officer and director of Geron Corporation (NASDAQ: GERN), a biotechnology company, since September 2011 and President since January 2012. Previously, he was the President and Chief Executive Officer of Proteolix, Inc., a biotechnology company that merged with Onyx Pharmaceuticals, Inc. (NASDAQ: ONXX) in October 2009, and a founder and Chief Executive Officer of Tercica, Inc. (NASDAQ: TRCA), which was acquired by Ipsen S.A. (EPN: IPN) in 2008. From 1993 to 2001, Dr. Scarlett was also the founder and Chief Executive Officer of Sensus Drug Development Corporation, which was acquired by Pharmacia Corporation in 2001, and co-founded Covance Biotechnology Services, Inc., a contract biologics manufacturing and process development business that was acquired by Akzo Nobel’s (OTCMKTS: AKZOY) Diosynth Division in 2001. Earlier in his career, he worked for McNeil Pharmaceuticals Inc., a subsidiary of Johnson & Johnson (NYSE: JNJ), and Novo Nordisk Inc. (NYSE: NVO). He received his B.A. from Earlham College and his M.D. from the University of Chicago, Pritzker School of Medicine. He completed his training in Internal Medicine at the Hospital of the University of Pennsylvania and his fellowship in Endocrinology and Metabolism at the University of Colorado Health Sciences Center. We believe Dr. Scarlett’s experience as chief executive officer of two publicly traded biotechnology companies, as well as experience developing life sciences companies, qualify him to serve on our Board of Directors.

Scott Minick joined our Board of Directors in October 2007. From January 2010 to March 2015, Mr. Minick served as President and Chief Executive Officer of BIND Therapeutics, Inc. (NASDAQ: BIND), a biopharmaceutical company, or BIND. From 1998 to 2010, Mr. Minick was Managing Director of ARCH Venture Partners, or ARCH, and from 2010 to the present he has been Venture Partner of ARCH, where he was instrumental in the startup, development and financing of numerous ARCH portfolio companies, including BIND and Chiasma. From 1995 to 1998, Mr. Minick was Director, President and Chief Operating Officer of SEQUUS Pharmaceuticals, Inc. (NASDAQ:SEQU), a biopharmaceutical company that was acquired by ALZA Corporation. Mr. Minick was formerly an executive at Baxter International, Inc. (NYSE: BAX) and Eli Lilly & Company (NYSE: LLY). He serves as a member of the board of directors of Alzheon, Inc. and Aira Tech Corp., served as a member of the board of directors of BIND from 2007 to 2015 and is a trustee of Beth Israel Deaconess Medical Center. Mr. Minick received his postgraduate training in neurobiology at the Salk Institute, an M.B.A. from Northwestern University, and a B.A. from the University of California, San Diego. We believe Mr. Minick’s extensive knowledge of Chiasma’s business as a company director since October 2007 and extensive experience in the biopharmaceutical industry and as a venture capitalist and senior executive, including President and Chief Executive Officer of a public biopharmaceutical company, qualify him to serve on our Board of Directors.

Mark J. Fitzpatrick has been our President and Chief Executive Officer since October 2016, and prior to that was our Chief Financial Officer since June 2015. Prior to joining us, he was Chief Financial Officer at Aegerion Pharmaceuticals, Inc., (NASDAQ: AEGR) a biopharmaceutical company specializing in the treatment of rare diseases, from May 2011 to June 2015. He also held the position of Chief Financial Officer at Proteon Therapeutics, Inc. (NASDAQ: PRTO), RenaMed Biologics, Inc., Dynogen Pharmaceuticals, Inc., WorldStreet

Corporation, and Diacrin, Inc., and has more than 25 years of financial management experience in both public and private companies. Mr. Fitzpatrick began his professional career at Arthur Andersen LLP. Mr. Fitzpatrick received his B.S. in Accounting from Boston College in 1984 and earned a Certified Public Accountant certificate in the Commonwealth of Massachusetts in 1987. We believe Mr. Fitzpatrick’s extensive knowledge of Chiasma’s business as our Chief Executive Officer and Chief Financial Officer and extensive experience in the biopharmaceutical industry qualify him to serve on our Board of Directors.

John F. Thero joined our Board of Directors in November 2015. Mr. Thero has served as the President and Chief Executive Officer of Amarin, since 2014 after previously serving as President since November 2010 and initially as Chief Financial Officer. Mr. Thero also serves as a director of Amarin. Prior to Amarin, Mr. Thero was at ViaCell, Inc., where as Chief Financial Officer he helped guide the company to its successful sale to PerkinElmer (NYSE:PKI), and Abiomed, Inc. (NASDAQ:ABMD), where he held multiple positions, including Senior Vice President of Business Operations and Chief Financial Officer. Mr. Thero began his professional career at Arthur Andersen LLP. Mr. Thero received a B.A. in Economics and Accounting from The College of the Holy Cross. We believe Mr. Thero’s financial background and over 15 years’ experience advising life science companies qualify him to serve on our Board of Directors.

There are no family relationships among any of our directors or officers.

Information about Our Executive Officers

The following table sets forth the name, ages and positions of our executive officers as of April 15, 2017:

Name	Age	Position
Mark J. Fitzpatrick	54	President and Chief Executive Officer
Drew Enamait	42	Vice President, Finance and Administration

Please refer to “Proposal 1: Election of Directors” above for information about our President and Chief Executive Officer, Mark J. Fitzpatrick. Biographical information for our other executive officers, as of April 15, 2017, is set forth below.

Drew Enamait has been the Company’s Vice President, Finance & Administration and principal accounting officer since November 10, 2016. Previously, Mr. Enamait served as the Company’s Corporate Controller since October 2015. Prior to joining the Company, he served in various roles of increasing responsibility culminating in the position of Senior Controller, of LeMaitre Vascular, Inc. (NASDAQ:LMAT), a public medical device company, from April 2008 to October 2015. Mr. Enamait also served as a business unit Finance Director and the Manager of Internal Audit at Thermo Fisher Scientific, Inc. (NASDAQ: TMO). Mr. Enamait began his professional career at Arthur Andersen LLP. Mr. Enamait received his B.S. in Accountancy, minor in Law from Bentley College in 1996 and earned a Certified Public Accountant certificate in the State of Connecticut in 1999.

Information about the Board of Directors and Corporate Governance

Board of Directors

The Board of Directors oversees our business and monitors the performance of our management. In accordance with our corporate governance procedures, the Board of Directors does not involve itself in the day-to-day operations of the Company. Our executive officers and management oversee the day-to-day operations. Our directors fulfill their duties and responsibilities by attending meetings of the Board of Directors, which are held from time to time.

The Board of Directors held eleven meetings during the year ended December 31, 2016. Each of our current directors attended at least 75% of the total of (i) the meetings of the Board of Directors held during the period for which he had been a director and (ii) the meetings of the committee(s) on which that director served during such period. It is our policy to encourage our directors to attend the annual meeting. All of our directors attended our 2016 annual meeting of stockholders in person or by teleconference.

Board of Directors Independence

Under the listing requirements and rules of The NASDAQ Stock Market, or NASDAQ, independent directors must compose a majority of a listed company’s board of directors. In addition, applicable NASDAQ rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating committees must be independent within the meaning of applicable NASDAQ rules. Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act. Our Board of Directors has undertaken a review of the independence of each director and considered whether any director has a material relationship with us that could compromise his ability to exercise independent judgment in carrying out his responsibilities. In making this determination, our Board of Directors considered the current and prior relationships that each non-employee director has with our Company and all other facts and circumstances our Board of Directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director. As a result of this review, our Board of Directors determined that all directors other than Mr. Fitzpatrick qualify as “independent” directors within the meaning of the NASDAQ rules. As required under applicable NASDAQ rules, our independent directors meet in regularly scheduled executive sessions at which only independent directors are present. Mr. Stack is the Chairman of our Board of Directors and is also an independent director and, as such, he is authorized to call an executive session for our independent directors. The purpose of these executive sessions is to promote open and candid discussion among the non-employee directors.

Committees of the Board of Directors

The Board of Directors has three committees: an audit committee, a compensation committee and a nominating and corporate governance committee. Continuing directors and our nominees for election as director are required to attend the annual meeting of stockholders, barring significant commitments or special circumstances, and are also required to participate in the meetings of committees on which they serve. The following table provides membership information for each committee:

Name	Audit	Nominating and Corporate Governance	Compensation
Mark J. Fitzpatrick
David Stack		✓*	✓
John F. Thero	✓*†
Todd Foley		✓	✓
Bard Geesaman, M.D., Ph.D.
Scott Minick	✓	✓
John Scarlett, M.D.	✓		✓*

*	Committee Chairman
†	Financial Expert

Audit Committee

The members of our audit committee include Mr. Thero, Dr. Scarlett and Mr. Minick. Mr. Thero serves as chair of the audit committee. The audit committee operates under a written charter that satisfies the applicable standards of the SEC and NASDAQ and which is available on our website at www.chiasmapharma.com. The inclusion of our website address here and elsewhere in this proxy statement does not include or incorporate by reference the information on our website into this proxy statement. The audit committee held seven meetings during the year ended December 31, 2016.

Our Board of Directors has determined that Mr. Thero, Dr. Scarlett and Mr. Minick are independent directors as independence is currently defined in Rule 5605 of the NASDAQ listing standards and Rule 10A-3 under the Exchange Act. In addition, our Board of Directors has determined that each member of the audit committee is financially literate and that Mr. Thero qualifies as an “audit committee financial expert” as defined in applicable SEC rules. In making this determination, our Board of Directors has considered the formal education and nature and scope of their previous experience, coupled with past and present service on various audit committees. The responsibilities of our audit committee include, among other things:

•	appointing, approving the compensation of, reviewing the performance of, and assessing the independence of our independent registered public accounting firm;

•	pre-approving audit and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;

•	reviewing the internal audit plan with the independent registered public accounting firm and members of management responsible for preparing our financial statements;

•	reviewing the overall audit plan with our independent registered public accounting firm and members of management responsible for preparing our consolidated financial statements;

•	reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures as well as critical accounting policies and practices used by us;

•	reviewing the adequacy of our internal control over financial reporting;

•	establishing policies and procedures for the receipt and retention of accounting-related complaints and concerns;

•	recommending based upon the audit committee’s review and discussions with management and our independent registered public accounting firm whether our audited consolidated financial statements shall be included in our Annual Report on Form 10-K;

•	preparing the audit committee report required by SEC rules to be included in our annual proxy statement;

•	reviewing all related person transactions for potential conflict of interest situations and approving all such transactions; and

•	reviewing quarterly earnings releases.

All audit services to be provided to us and all non-audit services, other than de minimis non-audit services, to be provided to us by our independent registered public accounting firm must be approved in advance by our audit committee.

AUDIT COMMITTEE REPORT

The audit committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2016, with management and our independent registered public accounting firm, Deloitte & Touche, LLP. The audit committee has discussed with Deloitte & Touche, LLP the matters required by Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard No. 16, Communications with Audit Committees. The audit committee has also received the written disclosures and the letter from Deloitte & Touche, LLP required by applicable requirements of the PCAOB regarding the independent accountant’s communication with the audit committee concerning independence, and has discussed with Deloitte & Touche, LLP the firm’s independence. Based on the foregoing, the audit committee recommended to the Board of

Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, for filing with the Securities and Exchange Commission.

Chiasma, Inc.
Audit Committee
John F. Thero, Chairman
John Scarlett, M.D.
Scott Minick

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing we make under either the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Nominating and Corporate Governance Committee

The members of our nominating and corporate governance committee are Mr. Stack, Mr. Minick and Mr. Foley. Mr. Stack serves as chairman of the nominating and corporate governance committee. Our Board of Directors has determined that all members of our nominating and corporate governance committee are independent as independence is currently defined in Section 5605 of the NASDAQ listing standards. The nominating and corporate governance committee operates under a written charter that satisfies the applicable standards of NASDAQ and which is available on our website at www.chiasmapharma.com. The nominating and corporate governance committee held one meeting during the year ended December 31, 2016.

The responsibilities of our nominating and corporate governance committee include, among other things:

•	establishing procedures and a process for identifying and evaluating Board of Directors candidates with regard to the consideration of director candidates recommended by stockholders;

•	identifying individuals qualified to become members of the Board of Directors, consistent with criteria approved by the Board of Directors;

•	recommending to the Board of Directors the persons to be nominated for election as directors and to each of the Board of Directors’ committees;

•	developing and recommending to the Board of Directors a set of corporate governance guidelines, periodically reviewing such guidelines and recommending any changes thereto;

•	retaining and terminating any search firm that is used by the Company to assist in identifying director candidates;

•	overseeing the evaluation of the Board of Directors and its management; and

•	reviewing and reassigning the adequacy of its charter and submitting any proposed changes to the Board of Directors for approval.

The nominating and corporate governance committee periodically determines the qualifications, qualities, skills and other expertise required to be a director and develops, subject to approval by the full Board of Directors, criteria to be considered in selecting nominees for director. Among other things, the nominating and corporate governance committee considers whether the Board of Directors reflects the balance of knowledge, experience, skills, expertise, integrity, ability to make analytical inquiries, and diversity as a whole that the committee deems appropriate. The nominating and corporate governance committee has not adopted a policy regarding the consideration of diversity in identifying director nominees. The process followed by the nominating and corporate governance committee to identify and evaluate director candidates includes requests to current directors and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the committee and the Board of Directors. The nominating and corporate governance committee may use outside consultants to assist in identifying or evaluating candidates. Final approval of director candidates is determined by the full Board of Directors.

The nominating and corporate governance committee will consider qualified nominations for directors recommended by stockholders. In general, stockholder recommendations are evaluated on the same basis as any recommendation from members of the Board of Directors or management of the Company. Recommendations should be sent to our Secretary, c/o Chiasma, Inc., 275 Wyman St., Suite 250, Waltham, MA 02451. For additional information about our director nomination requirements, please see “Stockholder Proposals and Nominations” and our amended and restated bylaws.

Compensation Committee

The members of our compensation committee are Dr. Scarlett, Mr. Foley and Mr. Stack. Dr. Scarlett serves as chairman of the compensation committee. All members of our compensation committee are independent as independence is currently defined in Section 5605 of the NASDAQ listing standards, and qualify as non-employee directors under Rule 16b-3 of the Exchange Act and outside directors under Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code. The compensation committee operates under a written charter that satisfies the applicable standards of NASDAQ and which is available on our website at www.chiasmapharma.com. The compensation committee held ten meetings during the year ended December 31, 2016.

The responsibilities of our compensation committee include, among other things:

•	reviewing and approving the corporate goals and objectives relevant to the compensation of our Chief Executive Officer, executive officers and other employees;

•	evaluating the performance of our Chief Executive Officer in light of goals and objectives and approving the Chief Executive Officer’s compensation based on such evaluation;

•	approving the compensation of our other executive officers;

•	appointing, compensating, terminating and overseeing the work of any compensation consultant, legal counsel or other advisor retained by the compensation committee;

•	conducting the independence assessment outlined in NASDAQ rules with respect to any compensation consultant, legal counsel or other advisor retained by the compensation committee;

•	recommending to our Board of Directors for approval the compensation of our directors;

•	administering our incentive-based and equity-based compensation plans and reviewing and approving grants and awards under such plans;

•	reviewing at least annually the adequacy of our compensation committee charter and submitting any proposed changes to the Board of Directors for approval;

•	retaining or obtaining the advice of compensation consultants, legal counsel or other advisers;

•	reviewing and assessing the Company’s processes and procedures for the consideration and determination of director and executive compensation; and

•	reviewing and discussing with management the compensation disclosure to be included in our annual proxy statement or annual report on Form 10-K.

The compensation committee discharges the Board of Director’s responsibilities relating to compensation of the Company’s directors and executive officers, oversees the Company’s overall compensation structure, policies and programs, reviews the Company’s processes and procedures for the consideration and determination of director and executive compensation, and is responsible for producing an annual report for inclusion in this proxy or the annual report on Form 10-K, as applicable, in accordance with applicable rules and regulations. As part of its process for approving the compensation for our executive officers other than our Chief Executive Officer, the compensation committee reviews and considers the recommendations made by our Chief Executive Officer. In fulfilling its responsibilities, the compensation committee may delegate any or all of its responsibilities to a subcommittee of the compensation committee, but only to the extent consistent with our amended and restated certificate of incorporation, amended and restated bylaws, Section 162(m) of the Code, NASDAQ rules, and other applicable law. In addition, pursuant to its charter, the compensation committee has the sole authority to retain compensation consultants to assist in its evaluation of executive and director compensation. In 2016, the compensation committee engaged Aon Hewitt / Radford, or Radford, to assist in its review of officer and director compensation.

Compensation Committee Interlocks and Insider Participation.

During 2016, Dr. Scarlett, Mr. Foley and Mr. Stack served as members of our compensation committee. No member of the compensation committee was an employee or officer of the Company during 2016, is a former officer of the Company, or had any other relationship with us requiring disclosure herein.

During the last fiscal year, none of our executive officers served as: (1) a member of the compensation committee (or other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on our compensation committee; (2) a director of another entity, one of whose executive officers served on our compensation committee; or (3) a member of the compensation committee (or other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on our Board of Directors.

Board Leadership

Mr. Stack serves as Chairman of our Board of Directors. Our Board of Directors believes that this leadership structure is appropriate for us, given Mr. Stack’s extensive experience with and knowledge of the pharmaceutical industry and his ability to effectively identify strategic priorities for the Company. Furthermore, our Board of Directors believes that Mr. Stack’s qualifications to be our Chairman include his extensive experience in working with publicly held pharmaceuticals companies, advising developing life sciences, therapeutics and pharmaceuticals companies and his executive leadership, managerial and business experience. Mr. Stack chairs all Board of Directors meetings.

Risk Oversight

Risk is inherent with every business and how well a business manages risk ultimately determines its success. We face a number of risks, including risks relating to our operations and strategic direction as more fully discussed under the heading “Risk Factors” in our annual report on Form 10-K and other SEC filings. Risk assessment and oversight are an integral part of our governance and management processes. Our Board of Directors encourages management to promote a culture that incorporates risk management into the Company’s corporate strategy and day-to-day business operations. Management discusses strategic and operational risks at regular management meetings, and conducts specific strategic planning and review sessions during the year that include a focused discussion and analysis of the risks facing the Company. Throughout the year, senior management reviews these risks and related mitigation strategies and plans with the audit committee of the Board of Directors at regular Committee meetings in connection with public disclosures and SEC filings and as part of management presentations to the Board of Directors that focus on particular business functions, operations or strategies.

Our Board of Directors does not have a standing risk management committee, but rather administers this oversight function directly through our Board of Directors as a whole, as well as through various standing committees of our Board of Directors that address risks inherent in their respective areas of oversight. In particular, our Board of Directors is responsible for monitoring and assessing strategic risk exposure, and our audit committee is responsible for overseeing our significant financial and operational risk exposures and the steps our management has taken to monitor and control these exposures.

The audit committee also monitors compliance with legal and regulatory requirements, including managing violations of our code of business conduct and ethics. Our nominating and corporate governance committee monitors the effectiveness of our corporate governance guidelines and considers and approves or disapproves any related-persons transactions. Our compensation committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.

Code of Business Conduct and Ethics

We have adopted a code of business conduct and ethics that applies to all of our employees, officers and directors, including those officers responsible for financial reporting. The Code of Business Conduct and Ethics is available on our website at www.chiasmapharma.com, under the corporate governance tab on our website. We intend to satisfy applicable disclosure requirements regarding an amendment to, or a waiver from, a provision of our Code of Business Conduct and Ethics that applies to our principal executive officer, principal financial officer, principal accounting officer, or persons performing similar functions, by posting such information on our website at the internet address set forth above.

Stockholder Communications with Our Board

Stockholders wishing to communicate directly with our Board of Directors may send correspondence to our Secretary, c/o Chiasma, Inc., 275 Wyman Street, Suite 250, Waltham, MA 02451. Our Secretary will relay the information received to the Board of Directors. Stockholders may also visit our website at www.chiasmapharma.com and select “Contact” to communicate online with us.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Company’s stockholders are being asked by the audit committee of the Board of Directors to ratify the appointment of Deloitte & Touche LLP to serve as the Company’s independent registered public accounting firm for 2017. Deloitte & Touche LLP has served as our independent registered public accounting firm since March 21, 2016. The audit committee is solely responsible for selecting the Company’s independent registered public accounting firm, and stockholder approval is not required to appoint Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017. However, the Board of Directors believes that submitting the appointment of Deloitte & Touche LLP to the stockholders for ratification is good corporate governance. If the stockholders do not ratify this appointment, the audit committee will reconsider whether to retain Deloitte & Touche LLP. If the selection of Deloitte & Touche LLP is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time it decides that such a change would be in the best interest of the Company and its stockholders. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting. These representatives will be provided an opportunity to make a statement at the Annual Meeting if they desire to do so and will be available to respond to appropriate questions from stockholders.

Vote Required

The proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017, requires an affirmative vote of the majority of the shares represented in person or by proxy at the Annual Meeting and entitled to vote on the proposal.

Our Recommendation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

Change in Independent Registered Public Accounting Firm

On March 21, 2016, Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, the Company’s previous independent registered public accounting firm, was notified of their dismissal. The decision to dismiss Kost Forer Gabbay & Kasierer was approved by the Company’s audit committee. Kost Forer Gabbay & Kasierer served as the Company’s independent registered public accounting firm for the fiscal years ended December 31, 2015 and December 31, 2014. The audit report of Kost Forer Gabbay & Kasierer on the consolidated financial statements of the Company for the fiscal years ended December 31, 2015 and December 31, 2014 did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles. During the fiscal years ended December 31, 2015 and December 31, 2014 and through the subsequent interim period preceding the date of Kost Forer Gabbay & Kasierer’s dismissal, there were: (1) no disagreements between the Company and Kost Forer Gabbay & Kasierer on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Kost Forer Gabbay & Kasierer would have caused them to make reference thereto in their reports on the Company’s financial statements for such years, and (2) no reportable events within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K.

Pre-Approval Policies and Procedures

Our audit committee pre-approves all audit and permissible non-audit services provided by our auditor. These services may include audit services, audit-related services, tax services and other services. Pre-approval may be given as part of the audit committee’s approval of the scope of the engagement of the independent registered public accounting firm or on an individual case-by-case basis. All of the services described below were approved by our audit committee.

In 2016, we retained Deloitte & Touche LLP to provide audit services for the fiscal year ended December 31, 2016. We previously retained Kost Forer Gabbay & Kasierer to provide audit services for the fiscal years ended December 31, 2015 and 2014, and for services in connection with our IPO, which was completed in July 2015. In the table below, audit fees reflects fees for audit services for the years ended December 31, 2016 and December 31, 2015. Audit-Related Fees reflects fees from our IPO-related services performed in 2015.

	2016	2015
	(in thousands)
Audit Fees	$337	$290
Audit-Related Fees	$—	$217
Tax Fees	$—	$115
All Other Fees	$—	$—

Total	$337	$622

EXECUTIVE COMPENSATION

Compensation Overview

This compensation discussion, which should be read together with the compensation tables set forth below, provides information regarding our executive compensation program for our named executive officers for 2016, who are Mark Leuchtenberger, our former President and Chief Executive Officer, Mark J. Fitzpatrick, our current President and Chief Executive Officer, Anand Varadan, our former Chief Commercial Officer, Tara McCarthy, our former General Counsel, Roni Mamluk, our former Chief Development Officer and Drew Enamait, our Vice President of Finance & Administration. We refer to these six individuals as our named executive officers for 2016.

Our executive compensation program is administered by our compensation committee in consultation with our Board of Directors. The key objectives of our executive compensation programs are (1) to attract, motivate, reward and retain superior executive officers with the skills necessary to successfully lead and manage our business; (2) to achieve accountability for performance by linking annual cash incentive compensation to the achievement of measurable performance objectives; and (3) to align the interests of our executive officers and our stockholders through short- and long-term incentive compensation programs. For our executive officers, these short- and long-term incentives are designed to accomplish these objectives by providing a significant correlation between our results of operations and their total compensation.

Setting Executive Compensation

Our compensation committee is responsible for reviewing and determining the compensation of our executive officers, including our Chief Executive Officer.

We have not adopted any formal guidelines for allocating total compensation between long-term and short-term compensation, cash compensation and non-cash compensation, or among different forms of non-cash compensation.

Role of the Compensation Committee

The compensation committee, which is comprised entirely of independent directors, reviews the compensation packages for our named executive officers, including an analysis of all elements of compensation separately and in the aggregate.

In reviewing and approving these matters, our compensation committee considers such matters as it deems appropriate, including our financial and operating performance, the alignment of the interests of our executive officers and our stockholders and our ability to attract and retain qualified and committed individuals, as well as each executive officer’s performance, experience, responsibilities and the compensation of executive officers in similar positions at comparable companies.

Role of Compensation Consultant

Our compensation committee has engaged Radford, an independent executive compensation consultant, to provide guidance with respect to the development and implementation of our compensation programs.

Our compensation committee charter requires that its compensation consultants be independent of Company management. During 2016, Radford did not provide services to us other than the services to our compensation committee described in this proxy statement. Our compensation committee performs an annual assessment of the compensation consultants’ independence to determine whether the consultants are independent. Our compensation committee has determined that Radford is independent and that their work has not raised any conflict of interests.

Elements of Compensation

Base Salary

Our compensation committee reviews the base salaries of our executive officers from time to time and makes adjustments as it determines to be reasonable and necessary to reflect the scope of an executive officer’s performance, contributions, responsibilities, experience, prior salary level, position (in the case of a promotion) and market conditions.

Annual Cash Bonuses

We believe that a significant portion of our executives’ cash compensation should be based on the attainment of business goals established by the compensation committee. Each of our named executive officers participated in our 2016 Bonus Plan. Prior to the receipt of the Complete Response Letter, or CRL, from the U.S. Food & Drug Administration, or FDA, as more fully described in our Annual Report on Form 10-K, the 2016 Bonus Plan provided for formula-based incentive payments based upon the achievement of corporate performance goals related to the management and expected approval of the Company’s New Drug Application, or NDA, for Mycapssa in acromegaly with the FDA, the successful supply of commercial quantities of Mycapssa to meet expected patient demand, our preparations for and initial commercialization of Mycapssa, if regulatory approval was obtained, including expected patients on therapy and revenue targets, the progress on the Company’s Phase 3 clinical study of Mycapssa in acromegaly to support regulatory approval in Europe, and additional product development and financial goals. Following the receipt of the CRL and the two separate restructuring plans completed in June and August of 2016 resulting in significant reductions in our work force, the compensation committee determined in August 2016 that retention incentives in the form of guaranteed cash bonuses were critical to the retention of the remaining named executive officers of the Company as it continued to evaluate potential pathways forward for Mycapssa in the U.S. As such, the Board of Directors, at the recommendation of the compensation committee approved a guaranteed bonus award for each remaining named executive officer equal to 100% of such officer’s target 2016 annual bonus, provided he or she remained employed by the Company through December 31, 2016, or was earlier terminated by the Company following the restructurings without cause.

Equity-Based Compensation

Equity-based compensation is an integral part of our overall compensation program. Providing named executive officers with the opportunity to create significant wealth through stock ownership is a powerful tool to attract and retain highly qualified executives, achieve strong long-term stock price performance and align our executives’ interests with those of our stockholders. In addition, equity awards are subject to vesting over time, subject to continued employment with the Company, and this vesting feature contributes to executive retention. We have historically granted equity awards to our employees, including our named executive officers, in the form of options to purchase shares of our common stock.

2016 Summary Compensation Table

The following table provides information regarding the total compensation for services rendered in all capacities that was earned during the fiscal years indicated by our named executive officers.

	Year	Salary ($)	Bonus ($)(7)	Option Awards ($)(8)	Non-Equity Incentive Plan Compensation ($)(9)	All Other Compensation ($)(10)	Total ($)
Mark Leuchtenberger,	2016	393,750	315,000	826,250	—	554,768	2,089,768
Former President & Chief Executive Officer(1)	2015	344,375	—	2,619,097	172,808	—	3,136,280
Mark J. Fitzpatrick,	2016	377,500	162,500	1,104,865	—	8,012	1,652,877
President & Chief Executive Officer(2)	2015	196,211	25,000	1,659,228	65,361	—	1,945,800
Anand Varadan,	2016	170,099	—	925,400	—	473,223	1,568,722
Former Chief Commercial Officer(3)	2015	136,959	80,000	5,205,145	121,363	199,709	5,743,176
Tara McCarthy,	2016	316,250	220,750	1,344,000	—	348,977	2,229,977
Former General Counsel(4)
Drew Enamait,	2016	180,622	35,000	111,800	—	5,419	332,841
Vice President, Finance & Administration(5)
Roni Mamluk,	2016	284,955	118,357	351,200	—	23,904	778,416
Former Chief Development Officer(6)

(1)	Mr. Leuchtenberger joined us in March 2015 and his employment with the Company terminated on September 30, 2016. His annualized base salary for 2015 was $435,000 and his annualized base salary for 2016 was $525,000.
(2)	Mr. Fitzpatrick joined us in June 2015 as Chief Financial Officer and was promoted to President and Chief Executive Officer on October 1, 2016. His annualized base salary for each of 2015 and 2016 was $350,000, until such time that he was promoted to CEO when his annualized base salary was increased to $460,000.
(3)	Mr. Varadan joined us in August 2015 and his employment with the Company terminated on June 17, 2016. His annualized base salary for each of 2015 and 2016 was $365,000.
(4)	Ms. McCarthy joined us in January 2016 and her employment with the Company terminated on December 1, 2016. Her annualized base salary for 2016 was $345,000.
(5)	Mr. Enamait joined us in October 2015 as Director, Corporate Controller and was promoted to Vice President, Finance & Administration effective November 10, 2016. His initial annualized base salary was $175,000 and his annualized base salary following his promotion is $215,050.
(6)	Ms. Mamluk joined us in 2006 and her employment with the Company terminated on March 31, 2017. Her annualized base salary for 2016 was $285,000 (which is payable in NIS at a conversion rate of $1.00 to 3.84 NIS).
(7)	The amounts reported for 2015 represent signing bonuses paid in 2015 pursuant to the terms of the employment agreements between the Company and Messrs. Fitzpatrick and Varadan. The amounts reported for 2016 represent guaranteed retention bonuses paid in 2017 and, for Ms. McCarthy, a $100,000 signing bonus paid to her in 2016 pursuant to the terms of the employment agreement between the Company and Ms. McCarthy.
(8)

Amounts reflect the grant date fair value of option awards granted in 2015 and 2016, calculated in accordance with FASB ASC Topic 718. Such grant date fair value does not take into account any estimated forfeitures related to service-vesting conditions. For information regarding assumptions underlying the valuation of equity awards, see Note 12 to our financial statements for the year ended December 31, 2016.

These amounts do not correspond to the actual value that may be recognized by the named executive officers upon vesting or exercise of the awards.
(9)	The amounts reported represent incentive bonuses paid in early 2016 pursuant to our 2015 Bonus Plan, based upon the achievement of company performance objectives related to the filing and management of the Company’s NDA with FDA, the successful completion of our initial public offering, our preparations for commercialization of Mycapssa and the progress on our European Phase 3 study of Mycapssa in acromegaly for the year ended December 31, 2015.
(10)	For Mr. Leutchtenberger, the amount reported for 2016 represents severance payments and benefits payable to Mr. Leuchtenberger pursuant to his employment agreement ($525,000, representing 12 months of base salary continuation, and $21,818, representing 12 months of the Company portion of his monthly group health plan premiums) and $7,950 of 401(k) matching contributions. For Mr. Varadan, the amount reported for 2016 represents severance payments and benefits payable to Mr. Varadan pursuant to his employment agreement ($365,000, representing 12 months of base salary continuation, and $21,818, representing 12 months of the Company portion of his monthly group health plan premiums), $4,125 of 401(k) matching contributions, $72,118 in relocation costs, and $10,162 in taxes related to such relocation expenses. For Ms. McCarthy, the amount reported for 2016 represents severance payments and benefits payable to Ms. McCarthy pursuant to her employment agreement ($345,000, representing 12 months of base salary continuation) and $3,977 of 401(k) matching contributions. For Mr. Fitzpatrick and Mr. Enamait, the amounts reported for 2016 represent 401(k) matching contributions. For Ms. Mamluk, the amount reported represents $15,945 in automobile expense reimbursement, $3,780 in pension and vacation payments and $3,681 in study fund payments

Employment Arrangements with Our Named Executive Officers

We have entered into employment agreements with each of our named executive officers. These employment agreements will provide for “at will” employment and contain the additional terms summarized below:

Mark Leuchtenberger. On May 29, 2015, we entered into an amended and restated employment agreement with Mr. Leuchtenberger for the position of President and Chief Executive Officer. Mr. Leuchtenberger received a base salary of $435,000, which was subject to periodic review and adjustment. Mr. Leuchtenberger was also eligible for an annual performance bonus targeted at 50% of his base salary. Mr. Leuchtenberger was eligible to participate in the employee benefit plans generally available to full-time employees, subject to the terms of those plans. In the event that Mr. Leuchtenberger’s employment was terminated by us without cause (as defined in his employment agreement) or Mr. Leuchtenberger terminated his employment with us for good reason (as defined in his employment agreement), Mr. Leuchtenberger was entitled to receive: (i) base salary continuation for 12 months following termination and (ii) continuation of group health plan benefits until the earlier of 12 months following the date of termination or the date he becomes eligible for health benefits through another employer or otherwise becomes ineligible for COBRA, with the cost of the premium for such benefits shared by Mr. Leuchtenberger and us in the same proportion as in effect on the date of termination. However, in the event that Mr. Leuchtenberger’s employment was terminated by us without cause, or Mr. Leuchtenberger terminated his employment with us for good reason, in either case within 12 months following the occurrence of the first event constituting a change in control (as defined in his employment agreement), in lieu of the severance payments and benefits described in the preceding sentence, Mr. Leuchtenberger was entitled to receive: (i) base salary continuation for 18 months following termination, (ii) payment of his target bonus for the year in which the change in control occurs, (iii) continuation of group health plan benefits until the earlier of 18 months following the date of termination or the date he becomes eligible for health benefits through another employer or otherwise becomes ineligible for COBRA, with the cost of the premium for such benefits shared by Mr. Leuchtenberger and us in the same proportion as in effect on the date of termination, and (iv) full and immediate vesting and exercisability of the unvested shares underlying his new hire stock option. Receipt of the severance payments and benefits described above was conditioned upon Mr. Leuchtenberger entering into and not revoking a separation agreement with us, including a general release of claims, resigning all positions held with us and our affiliates and returning all company property. In addition, Mr. Leuchtenberger has entered into a Non-Competition, Non-Solicitation, Confidentiality and Assignment

Agreement that contains, among other things, non-competition and non-solicitation provisions that apply during the term of Mr. Leuchtenberger’s employment and for 12 months thereafter. Mr. Leuchtenberger’s employment was terminated without cause on September 30, 2016 and, in connection with his termination, Mr. Leuchtenberger became eligible for the severance payments and benefits set forth in his employment agreement.

Mark J. Fitzpatrick. On September 27, 2016, we entered into an amended and restated employment agreement with Mr. Fitzpatrick for the position of President and Chief Executive Officer. Mr. Fitzpatrick’s current base salary is $460,000, which is subject to periodic review and adjustment. Mr. Fitzpatrick is also eligible for an annual performance bonus targeted at 50% of his base salary. In addition, for so long as Mr. Fitzpatrick continues to serve as both Chief Executive Officer and principal financial officer of the Company, he is entitled to receive a special incentive bonus in an amount equal to $25,000 per annum, which amount (i) shall accrue monthly until such time he no longer serves as the Company’s principal financial officer, (ii) in no event exceed $100,000 in the aggregate and (iii) be payable only in the event he remains employed with the Company until such time as the Company resubmits its NDA with the FDA or unless he is terminated by the Company without cause (as defined in his employment agreement) prior to the filing of an NDA. Mr. Fitzpatrick is eligible to participate in the employee benefit plans generally available to full-time employees, subject to the terms of those plans. In the event that Mr. Fitzpatrick’s employment is terminated by us without cause or Mr. Fitzpatrick terminates his employment with us for good reason (as defined in his employment agreement), he will be entitled to receive: (i) base salary continuation for 12 months following termination and (ii) continuation of group health plan benefits until the earlier of 12 months following the date of termination or the date he becomes eligible for health benefits through another employer or otherwise becomes ineligible for COBRA, with the cost of the premium for such benefits shared by Mr. Fitzpatrick and us in the same proportion as in effect on the date of termination. However, in the event that Mr. Fitzpatrick’s employment is terminated by us without cause, or Mr. Fitzpatrick terminates his employment with us for good reason, in either case within 12 months following the occurrence of the first event constituting a change in control (as defined in his employment agreement), in lieu of the severance payments and benefits described in the preceding sentence, Mr. Fitzpatrick will be entitled to receive: (i) base salary continuation for 18 months following termination, (ii) payment of his target bonus for the year in which the change in control occurs, (iii) continuation of group health plan benefits until the earlier of 18 months following the date of termination or the date he becomes eligible for health benefits through another employer or otherwise becomes ineligible for COBRA, with the cost of the premium for such benefits shared by Mr. Fitzpatrick and us in the same proportion as in effect on the date of termination, and (iv) full and immediate vesting and exercisability of the unvested shares underlying all equity awards held by Mr. Fitzpatrick. Receipt of the severance payments and benefits described above is conditioned upon Mr. Fitzpatrick entering into and not revoking a separation agreement with us, including a general release of claims, resigning all positions held with us and our affiliates and returning all company property. In addition, Mr. Fitzpatrick has entered into a Non-Competition, Non-Solicitation, Confidentiality and Assignment Agreement that contains, among other things, non-competition and non-solicitation provisions that apply during the term of Mr. Fitzpatrick’s employment and for 12 months thereafter.

Anand Varadan. On July 30, 2015, we entered into an employment agreement with Mr. Varadan for the position of Chief Commercial Officer. Mr. Varadan received a base salary of $365,000, which was subject to periodic review and adjustment. Mr. Varadan was also eligible for an annual performance bonus targeted at 35% of his base salary. Mr. Varadan was eligible to participate in the employee benefit plans generally available to full-time employees, subject to the terms of those plans. In the event that Mr. Varadan’s employment was terminated by us without cause (as defined in his employment agreement) other than a change in control termination, he was entitled to receive: (i) base salary continuation for 12 months following termination, and (ii) continuation of group health plan benefits until the earlier of 12 months following the date of termination or the date he becomes eligible for health benefits through another employer or otherwise becomes ineligible for COBRA, with the cost of the premium for such benefits shared by Mr. Varadan and us in the same proportion as in effect on the date of termination. However, in the event that Mr. Varadan’s employment was terminated by us without cause, or Mr. Varadan terminated his employment with us for good reason (as defined in his employment agreement), in either case within 12 months following the occurrence of the first event constituting a change in control (as defined in his employment agreement), in lieu of the severance payments and benefits described in the preceding sentence, Mr. Varadan was entitled to receive: (i) base salary continuation for 12 months following termination, (ii) payment of his target bonus for the year in which the change in control occurs, (iii) continuation of group health plan benefits until the earlier of 12 months following the date of termination or the date he becomes eligible for health benefits through another employer or otherwise becomes ineligible for COBRA, with the cost of the premium for such benefits shared by Mr. Varadan and us in the same proportion as in effect on the date of termination, and (iv) full and immediate vesting and exercisability of the unvested shares underlying his new hire stock option. Receipt of the severance payments and benefits described above was conditioned upon Mr. Varadan entering into and not revoking a separation agreement with us, including a general release of claims, resigning all positions held with us and our affiliates and returning all company property. In addition, Mr. Varadan has entered into a Non-Competition, Non-Solicitation, Confidentiality and Assignment Agreement that contains, among other things, non-competition and non-solicitation provisions that apply during the term of Mr. Varadan’s employment and for 12 months thereafter. Mr. Varadan’s employment was terminated without cause on June 17, 2016 and, in connection with his termination, Mr. Varadan became eligible for the severance payments and benefits set forth in his employment agreement.

Tara McCarthy. On November 18, 2015, we entered into an employment agreement with Ms. McCarthy for the position of General Counsel. Ms. McCarthy received a base salary of $345,000, which was subject to periodic review and adjustment. Ms. McCarthy was also eligible for an annual performance bonus targeted at 35% of her base salary. Ms. McCarthy was eligible to participate in the employee benefit plans generally available to full-time employees, subject to the terms of those plans. In connection with her employment, Ms. McCarthy received a sign-on bonus of $100,000 In the event that Ms. McCarthy’s employment was terminated by us without cause other than a change in control termination, she was entitled to receive: (i) base salary continuation for 12 months following termination, and (ii) continuation of group health plan benefits until the earlier of 12 months following the date of termination or the date she becomes eligible for health benefits through another employer or otherwise becomes ineligible for COBRA, with the cost of the premium for such benefits shared by Ms. McCarthy and us in the same proportion as in effect on the date of termination. However, in the event that Ms. McCarthy’s employment was terminated by us without cause, or Ms. McCarthy terminated her employment with us for good reason (as defined in her employment agreement), in either case within 12 months following the occurrence of the first event constituting a change in control (as defined in her employment agreement), in lieu of the severance payments and benefits described in the preceding sentence, Ms. McCarthy was entitled to receive: (i) base salary continuation for 12 months following termination, (ii) payment of her target bonus for the year in which the change in control occurs, (iii) continuation of group health plan benefits until the earlier of 12 months following the date of termination or the date she becomes eligible for health benefits through another employer or otherwise becomes ineligible for COBRA, with the cost of the premium for such benefits shared by Ms. McCarthy and us in the same proportion as in effect on the date of termination, and (iv) full and immediate vesting and exercisability of the unvested shares underlying her new hire stock option. Receipt of the severance payments and benefits described above is conditioned upon Ms. McCarthy entering into and not revoking a separation agreement with us, including a general release of claims, resigning all positions held with us and our affiliates and returning all company property. In addition, Ms. McCarthy has entered into a Non-Competition, Non-Solicitation, Confidentiality and Assignment Agreement that contains, among other things, non-competition and non-solicitation provisions that apply during the term of Ms. McCarthy’s employment and for 12 months thereafter. Ms. McCarthy’s employment was terminated without cause on December 1, 2016 and, in connection with her termination, Ms. McCarthy became eligible for the severance payments and benefits set forth in her employment agreement.

Roni Mamluk, Ph.D. On December 16, 2014, Dr. Mamluk entered into an employment agreement with our subsidiary Chiasma (Israel) Ltd., or the Israeli Subsidiary. Said employment agreement was further amended in November 2016 and in December 2016 to provide for, among other things, Dr. Mamluk’s continued employment by us through March 31, 2017 (the “Termination Date”). Under the employment agreement, as amended, Dr. Mamluk received a base salary of $315,000 (which is payable in NIS at a conversion rate of $1.00 to 3.84 NIS), effective January 1, 2017, and was eligible for an annual performance bonus targeted at 40% of her base salary. Pursuant to the terms of her employment agreement, as amended, we furnished Dr. Mamluk with a cellular telephone and an automobile and paid expenses related to such automobile, including gas and insurance. In addition, on a monthly basis we agreed to make the following statutory contributions on behalf of Dr. Mamluk: (i) an amount equal to 8.33% of her salary towards severance pay, (ii) an amount equalto up to 6% of her salary towards a fund for life insurance and pension and (iii) an amount towards disability insurance equal to 2.5% of her salary. In addition, we paid, on a monthly basis, an amount equal to 7.5% of Dr. Mamluk’s salary toward a study fund chosen by her. In the event that Dr. Mamluk’s employment was terminated for cause (as defined in her employment agreement), she would not have been entitled to the amounts accrued in the study fund. Pursuant to the terms of her employment agreement, as amended, in the event that Dr. Mamluk’s employment was terminated due to her death or disability, she or her estate would have been entitled to receive: (i) salary payments through the end of the month in which the termination occurs, (ii) any earned but unpaid bonus for the year prior to the year of termination, or the Prior Year Bonus, and (iii) a pro-rated bonus for the year of termination. If Dr. Mamluk resigned without good reason (as defined in her employment agreement) prior to the Termination Date, subject to her execution of a release of claims, she would have been entitled to: (i) full vesting of any outstanding stock options held by her and granted prior to December 14, 2016, (ii) an amount equal to 12 months of her then-current salary, (iii) the Prior Year Bonus and (iv) any statutory severance amount. In the event that Dr. Mamluk’s employment was terminated by us without cause or by her for good reason, provided she executed a release of claims, she would have been entitled to (i) 1.5 times (or 0.75 times in the event that such termination occurs in connection with a bankruptcy, liquidation or other wind down of our company that is not a change in control) her then-current annual salary, (ii) the Prior Year Bonus and (iii) 1.5 times (or 0.75 times in the event that such termination occurs in connection with a bankruptcy, liquidation or other wind down of our company that is not a change in control) the bonus earned by Dr. Mamluk in the year of termination. In the event that such termination had occurred within 12 months following a change in control (as defined in her employment agreement), Dr. Mamluk’s target bonus would have been used rather than her earned bonus for purposes of clause (iii) of the preceding sentence. Dr. Mamluk has also entered into a Confidentiality, Non-Competition, Non-Solicitation and Intellectual Property Assignment Agreement that contains, among other things, non-competition and non-solicitation provisions that apply during Dr. Malmuk’s employment and for 12 months thereafter.

Effective December 14, 2016, the Israel Subsidiary and Dr. Mamluk entered into an amendment to her employment agreement. Pursuant to the amendment, Dr. Mamluk’s position as the Company’s Chief Development Officer terminated effective as of the Termination Date. Also, provided Dr. Mamluk remained employed by the Company through March 31, 2017, Dr. Mamluk earned the right to receive a pro rated bonus based on the number of days employed by the Company in 2017, which bonus shall be paid in July 2017. In addition, pursuant to such amendment, Dr. Mamluk was granted an option to purchase 70,000 shares of the Company’s common stock, vesting over four years, with 25% vesting on the one year anniversary of the grant date and the remaining 75% of the shares vesting in equal quarterly installments over the following three years, in each case subject to Dr. Mamluk’s continued service to the Company.

Dr. Mamluk’s employment agreement amendment also contemplated that she would enter into a consulting agreement with the Israel Subsidiary, which went into effect on April 1, 2017. Pursuant to the consulting agreement, Dr. Mamluk will devote 20% of her time to, among other things, supervisory oversight of the Israeli employee team; active participation in senior management team meetings, strategic input on regulatory/clinical development of Mycapssa and TPE-related products or programs; and other services as reasonably requested by the Company. For these services, Dr. Mamluk will be paid $6,825 per month. If Dr. Mamluk is terminated without justifiable cause (as defined in the consulting agreement), the post-termination exercise period for all stock options granted to Dr. Mamluk prior to December 14, 2016 shall be extended until the earlier of two years from the date Dr. Mamluk no longer serves as a consultant or board member (if elected) or the expiration date of such options. In connection with her transition from an employee to a consultant, Dr. Mamluk became entitled to receive the amount payable to her upon resignation without good reason as described above.

Drew Enamait. On September 24, 2015, we entered into an offer letter with Mr. Enamait for the position of Director, US Corporate Controller. Mr. Enamait was promoted to Vice President, Finance & Administration effective November 10, 2016. Mr. Enamait currently receives a base salary of $215,050, which is subject to periodic review and adjustment. Mr. Enamait is also eligible for an annual performance bonus targeted at 25% of his base salary. Mr. Enamait is eligible to participate in the employee benefit plans generally available to full-time employees, subject to the terms of those plans. In addition, Mr. Enamait has entered into a Non-Competition, Non-Solicitation, Confidentiality and Assignment Agreement that contains, among other things, non-competition and non-solicitation provisions that apply during the term of Mr. Enamait’s employment and for 12 months thereafter.

Outstanding Equity Awards at Fiscal Year-End Table

The following table provides information with respect outstanding equity awards held by each of our named executive officers as of December 31, 2016. None of Messrs. Leuchtenberger and Varadan or Ms. McCarthy held outstanding equity awards as of December 31, 2016. All equity awards in the table below were granted under our 2008 Stock Incentive Plan, as amended, or our 2008 Plan, or our 2015 Stock Option and Incentive Plan, or the 2015 Plan.

			Option Awards
	Grant Date		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Mark J. Fitzpatrick	6/14/2015	(1)	113,757	189,595	8.13	6/13/2025
	2/10/2016	(2)	—	70,000	9.93	2/9/2026
	10/25/2016	(3)	—	373,352	2.60	10/25/2026
Drew Enamait	11/2/2015	(4)	4,175	12,525	22.40	10/24/2025
	10/25/2016	(5)	—	65,000	2.60	10/24/2026
Roni Mamluk	10/6/2008		9,556	—	0.09	10/14/2018
	9/7/2011		151,139	—	0.09	9/20/2021
	9/12/2012		82,186	—	0.09	9/12/2022
	11/15/2014	(6)	122,248	103,441	3.29	11/15/2024
	4/14/2015	(7)	88,893	124,452	5.57	4/13/2025
	2/10/2016	(8)	—	40,000	9.93	2/9/2026
	12/14/2016	(9)	—	70,000	1.85	12/13/2026

(1)	The shares underlying this stock option vest as follows: 25% of the shares vested and became exercisable on June 15, 2016 and the remainder of the shares vest and become exercisable in equal monthly installments over the following 36 months. This stock option is subject to accelerated vesting as described above under the heading “Employment Arrangements with Our Named Executive Officers — Mark J. Fitzpatrick.”
(2)	The shares underlying this stock option vest as follows: 25% of the shares vested and became exercisable on February 10, 2017 and the remainder of the shares vest and become exercisable in equal quarterly installments over the following 12 quarters. This stock option is subject to accelerated vesting as described above under the heading “Employment Arrangements with Our Named Executive Officers — Mark J. Fitzpatrick.”
(3)	The shares underlying this stock option vest as follows: 25% of the shares vest and become exercisable on October 25, 2017 and the remainder of the shares vest and become exercisable in equal monthly installments over the following 36 months. This stock option is subject to accelerated vesting as described above under the heading “Employment Arrangements with Our Named Executive Officers — Mark J. Fitzpatrick.”
(4)	The shares underlying this stock option vest as follows: 25% of the shares vested and became exercisable on October 26, 2016 and the remainder of the shares vest and become exercisable in equal quarterly installments over the following 12 quarters.

(5)	The shares underlying this stock option vest as follows: 25% of the shares vest and become exercisable on October 25, 2017 and the remainder of the shares vest and become exercisable in equal quarterly installments over the following 12 quarters.
(6)	The shares underlying this stock option vest over a four-year period in 48 equal monthly installments beginning on October 21, 2014. This stock option is subject to accelerated vesting as described above under the heading “Employment Arrangements with Our Named Executive Officers — Roni Mamluk.”
(7)	The shares underlying this stock option vest over a four-year period in 48 equal monthly installments beginning on April 14, 2015. This stock option is subject to accelerated vesting as described above under the heading “Employment Arrangements with Our Named Executive Officers — Roni Mamluk.”
(8)	The shares underlying this stock option vest as follows: 25% of the shares vested and became exercisable on February 10, 2017 and the remainder of the shares vest and become exercisable in equal quarterly installments over the following 12 quarters. This stock option is subject to accelerated vesting as described above under the heading “Employment Arrangements with Our Named Executive Officers — Roni Mamluk.”
(9)	The shares underlying this stock option vest as follows: 25% of the shares vested and will become exercisable on December 14, 2017 and the remainder of the shares vest and become exercisable in equal quarterly installments over the following 12 quarters.

DIRECTOR COMPENSATION

2016 Director Compensation

The following table presents the total compensation for each person who served as a non-employee member of our Board of Directors during 2016. Other than as set forth in the table and described more fully below, we did make any equity awards or non-equity awards to, or pay any other compensation to any of the non-employee members of our Board in 2016. Mark Leuchtenberger, our former President and Chief Executive Officer, and Mark J. Fitzpatrick, our current President and Chief Executive Officer, received no compensation for their service as directors in 2016. The compensation received by Messrs. Leuchtenberger and Fitzpatrick for their services as employees in 2016 is included in the “2016 Summary Compensation Table” above.

	Fees Earned or Paid in Cash ($)	Option Award ($)(1)	Total ($)
David Stack (2)	73,000	19,900	92,900
Todd Foley (3)	44,000	19,900	63,900
Ansbert Gadicke, M.D. (4)	20,417	19,900	40,317
Bard Geesaman, M.D., Ph.D. (5)	33,125	19,900	53,025
Scott Minick (6) (10)	66,500	19,900	86,400
John A. Scarlett, M.D. (7)	45,000	19,900	64,900
John F. Thero (8)	50,000	19,900	69,900
James R. Tobin (9)	31,875	19,900	51,775

(1)	Amounts reflect the grant date fair value of option awards granted in 2016 in accordance with FASB ASC Topic 718. Such grant-date fair value does not take into account any estimated forfeitures related to service-vesting conditions. For information regarding on assumptions underlying the valuation of equity awards, see Note 12 to our financial statements for the year ended December 31, 2016. This amount does not correspond to the actual value that may be recognized by the named director upon vesting or exercise of the awards.
(2)	As of December 31, 2016, Mr. Stack held unexercised stock options covering 174,637 shares of our common stock.
(3)	As of December 31, 2016, Mr. Foley held unexercised stock options covering 10,000 shares of our common stock.
(4)	As of December 31, 2016, Dr. Gadicke did not hold any stock options or other unvested equity awards. Dr. Gadicke resigned from the Board of Directors effective November 3, 2016.
(5)	As of December 31, 2016, Dr. Geesaman held unexercised stock options covering 10,000 shares of our common stock.
(6)	As of December 31, 2016, Mr. Minick held 33,217 restricted shares of our common stock and held unexercised stock options covering 10,000 of our common stock.
(7)	As of December 31, 2016, Dr. Scarlett held 33,217 restricted shares of our common stock and held unexercised stock options covering 10,000 of our common stock.
(8)	As of December 31, 2016, Mr. Thero held unexercised stock options covering 30,000 shares of our common stock.
(9)	As of December 31, 2016, Mr. Tobin held an unexercised stock option covering 6,667 shares of our common stock. Mr. Tobin resigned from the Board of Directors on December 12, 2016.
(10)	Includes $20,000 paid to Mr. Minick for consulting services on certain business development activities.

Non-Employee Director Compensation Policy

Our Board of Directors has adopted a non-employee director compensation policy that is designed to enable us to attract and retain, on a long-term basis, highly qualified non-employee directors. Under the policy, each director who is not an employee is paid cash compensation as set forth below:

Annual Retainer ($)
Board of Directors:
All non-employee members	35,000
Additional retainer for chair	25,000
Audit Committee:
Members	7,500
Chair	15,000
Compensation Committee:
Members	5,000
Chair	10,000
Nominating and Corporate Governance Committee:
Members	4,000
Chair	8,000

In addition, each non-employee director is granted a non-qualified stock option to purchase 26,000 shares of our common stock on the date of such director’s election or appointment to the Board of Directors, which vests in equal annual installments over the three years following the grant date, subject to continued service as a director; provided that, if not already vested, such stock option shall vest and become fully exercisable on the date of the third annual meeting of stockholders following the grant date. On the date of each annual meeting of stockholders of our Company, each continuing non-employee director who has served as a director for the previous six months will be granted a non-qualified stock option to purchase 13,000 shares of common stock, which will vest and become fully exercisable upon the earlier to occur of the first anniversary of the grant date or the date of the next annual meeting of stockholders following the date of grant, subject to continued service as a director through such date.

Compensation Risk Assessment

We believe that, although a portion of the compensation provided to our executive officers and other employees is performance-based, our executive compensation program does not encourage excessive or unnecessary risk taking. This is primarily due to the fact that our compensation programs are designed to encourage our executive officers and other employees to remain focused on both short-term and long-term strategic goals, in particular in connection with our pay-for-performance compensation philosophy. As a result, we do not believe that our compensation programs are reasonably likely to have a material adverse effect on us.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

The information contained in this compensation committee report shall not be deemed to be (1) “soliciting material,” (2) “filed” with the SEC, (3) subject to Regulations 14A or 14C of the Exchange Act, or (4) subject to the liabilities of Section 18 of the Exchange Act. No portion of this compensation committee report shall be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, through any general statement incorporating by reference in its entirety the proxy statement in which this report appears, except to the extent that Chiasma, Inc. specifically incorporates this report or a portion of it by reference. In addition, this report shall not be deemed filed under either the Securities Act or the Exchange Act.

The compensation committee has reviewed and discussed the section captioned “Executive Compensation” with management. Based on such review and discussions, the compensation committee recommended to the Board of Directors that this “Executive Compensation” section be included in this proxy statement.

Compensation Committee

John A. Scarlett, M.D. (Chairman)

Todd Foley

David Stack

TRANSACTIONS WITH RELATED PERSONS

Policies and Procedures for Related Person Transactions

We have adopted a Related Person Transaction Policy, which requires all related person transactions to be reviewed and approved by our audit committee. This review covers any material transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we were or are to be a participant, and a related person had or will have a direct or indirect material interest, including, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related person. A “related person” is any person who is or was one of our executive officers, directors or director nominees or is a holder of more than 5% of our common stock, or their immediate family members or any entity owned or controlled by any of the foregoing persons.

Certain Related-Person Transactions

Other than compensation arrangements, during our last fiscal year, we have engaged in the following transactions with our directors and executive officers and holders of more than 5% of our voting securities and affiliates of our directors, executive officers and such 5% stockholders. We believe that all of the transactions described below were made on terms no less favorable to us than could have been obtained from unaffiliated third parties.

Indemnification Agreements

We have entered into and intend to continue to enter into, agreements to indemnify our directors and executive officers to the maximum extent allowed under Delaware law. Subject to the provisions of these agreements, these agreements, among other things, indemnify these individuals for certain expenses (including attorneys’ fees), judgments, fines and settlement amounts reasonably incurred by such person in any action or proceeding, including any action by or in our right, on account of any services undertaken by such person on behalf of us or that person’s status as a member of our Board of Directors.

Agreements with our Stockholders

In connection with our preferred stock financings, we entered into an investor rights agreement, a right of first refusal and co-sale agreement, and stockholders’ voting agreement, in each case, with the purchasers of our preferred stock and certain holders of our common stock. Our amended and restated right of first refusal and co-sale agreement, or ROFR Agreement, provides for rights of first refusal, co-sale and drag along rights in respect of sales by certain holders of our capital stock. Our amended and restated stockholders’ voting agreement, or Voting Agreement, contains provisions with respect to the election of our board of directors and its composition.

Our amended and restated investor rights agreement, or Investor Rights Agreement, provides certain holders of our preferred stock with a participation right to purchase their pro rata share of new securities that we may propose to sell and issue, subject to certain exceptions. The Investor Rights Agreement further provides certain holders of our capital stock with the right to demand that we file a registration statement, subject to certain limitations, and to request that their shares be covered by a registration statement that we are otherwise filing. See “Description of Capital Stock—Registration Rights” in our registration statement for additional information regarding such registration rights.

The rights under each of the ROFR Agreement, Voting Agreement and Investor Rights Agreement terminated upon the closing of our initial public offering, other than certain registration rights for certain holders of our preferred stock as provided for in the Investor Rights Agreement and described below in “Description of Capital Stock—Registration Rights.”

Services and Consulting Agreement

In December 2016, we amended our August 2014 services agreement with MPM Asset Management LLC, or MPM, and Gary Patou, M.D., who is serving as our Head of Clinical. Pursuant to the terms of the amended services agreement, Dr. Patou agreed, effective January 1, 2017, to devote 20% of his business time to us through December 31, 2020. The amended services agreement specifically tasks him with being responsible for performing all of the duties customarily expected of a chief medical officer as requested by us. Pursuant to the amended services agreement, we have agreed to pay MPM a services fee of $10,640 per month, which began in 2017. In addition, we have agreed to pay Dr. Patou, under certain conditions, an annual incentive bonus targeted at 20% of the annual aggregate MPM services fee above and a bonus in the event of a change of control transaction. The services agreement may be terminated by either MPM or Dr. Patou upon 30 days’ notice or by us immediately upon written notice. Dr. Patou is a Managing Director at MPM Capital, affiliates of which hold more than 5% of our outstanding stock.

On December 1, 2014, we entered into a consulting agreement with Waterloo Holdings Limited, an affiliate of F2 Capital, affiliates of which held more than 5% of our outstanding stock. Pursuant to the terms of the consulting agreement, Morana Jovan-Embiricos, Ph.D., as a representative of Waterloo Holdings Limited, agreed to provide us with certain financial and consulting services as requested, up to a maximum of commitment of 20 hours per month. For so long as Dr. Jovan-Embiricos is providing consulting services to us, we will pay Waterloo Holdings Limited $62,500 a month, with such number to increase to $83,333 per month from and after the date of our initial public offering. The term of the consulting agreement shall expire upon the earlier to occur of (i) December 31, 2016 and (ii) termination of the consulting agreement with 10 days’ notice and the approval of at least 75% of our Board of Directors. Upon notice of termination received from Waterloo Holdings Limited dated March 14, 2016, this consulting agreement was terminated effective March 24, 2016.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information known to us regarding beneficial ownership of our capital stock as of March 31, 2017 by:

•	each person, or group of affiliated persons, known by us to be the beneficial owner of more than 5% of our capital stock;

•	our named executive officers;

•	each of our directors; and

•	all of our executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the SEC. A person is deemed to be a beneficial holder of our common stock if that person has or shares voting power, which includes the power to vote or direct the voting of our common stock, or investment power, which includes the power to dispose of or to direct the disposition of such capital stock. Except as noted by footnote, and subject to community property laws where applicable, we believe based on the information provided to us that the persons and entities named in the table below have sole voting and investment power with respect to all common stock shown as beneficially owned by them.

The table lists applicable percentage ownership based on 24,359,384 shares of common stock outstanding as of March 31, 2017. Unless otherwise noted below, the address of each person listed on the table is c/o Chiasma, Inc., 275 Wyman Street, Suite 250, Waltham, MA 02451.

In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of common stock subject to options and warrants held by that person that are currently exercisable or exercisable within 60 days after March 31, 2017. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

Name and address of beneficial owner	Number of shares beneficially owned	Percentage of shares beneficially owned
5% or greater stockholders:
Affiliates of MPM Capital(1)	7,118,747	27.7%
Affiliates of Fidelity Securities(2)	3,735,854	15.0%
Abingworth Bioventures V LP(3)	2,600,741	10.5%
Affiliates of 7 Advanced Technologies, Limited Partnership(4)	2,052,134	8.3%
Sofinnova Venture Partners IX, L.P.(5)	1,767,102	7.2%
ARCH Venture Fund VI, L.P.(6)	1,306,280	5.3%
Directors and executive officers:
Mark Leuchtenberger(8)	—	*
Roni Mamluk, Ph.D.(7)	512,255	2.1%
Mark J. Fitzpatrick(7)	167,230	*
Drew Enamait(7)	6,262	*
Tara McCarthy(8)	—	*
Anand Varadan(8)	—	*
David Stack(7)	95,326	*
John F. Thero(7)	6,667	*
Todd Foley(1)	—	*
Ansbert Gadicke(1)(8)	—	*
Bard Geesaman, M.D., Ph.D.(1)	—	*
James R. Tobin(8)	—	*
Scott Minick(9)	96,751	*
John Scarlett, M.D.(10)	61,322	*
All executive officers and directors as a group (14 persons)(11)	945,813	3.8%

*	Represents beneficial ownership of less than one percent of our outstanding common stock.
(1)

The amount shown and the following information are derived from the Schedule 13 G filed on February 10, 2016 by MPM BioVentures IV-QP, L.P., reporting beneficial ownership as of December 31, 2015. Consists of (i) 112,840 shares of common stock and 35,492 shares of common stock issuable upon exercise of warrants held by MPM Asset Management Investors BV4, LLC, (ii) 152,884 shares of common stock and 48,089 shares of common stock issuable upon exercise of warrants held by MPM BioVentures IV GmbH & Co. Beteiligungs KG, (iii) 3,968,258 shares of common stock and 1,248,224 shares of common stock issuable pursuant to warrants held by MPM BioVentures IV-QP, L.P. and (iv) 1,447,562 shares of common stock and 105,398 shares of common stock issuable upon exercise of warrants held by MPM Bio IV NVS Strategic Fund, L.P. MPM BioVentures IV LLC is the Managing Member of MPM BioVentures IV GP LLC, which is the General Partner of MPM BioVentures IV-QP, L.P. and MPM Bio IV NVS Strategic Fund, L.P. and the Managing Limited Partner of MPM BioVentures IV GmbH & Co. Beteiligungs KG. MPM BioVentures IV LLC is the Manager of MPM Asset Management Investors BV4 LLC. MPM BioVentures IV LLC is the Managing Member of MPM BioVentures IV GP LLC, which is the General Partner of MPM BioVentures IV-QP, L.P. and MPM Bio IV NVS Strategic Fund, L.P. and the Managing Limited Partner of MPM BioVentures IV GmbH & Co. Beteiligungs KG. MPM BioVentures IV LLC is the Manager of MPM Asset Management Investors BV4 LLC. Todd Foley and Bard Geesaman, each of whom is a member of our Board of Directors, are Managing Directors of MPM Asset Management LLC, which is the Management Company of MPM BioVentures IV LLC. Todd Foley, Ansbert Gadicke and Luke Evnin are the members of MPM BioVentures IV LLC. Investment and voting decisions with respect to the shares held by MPM Asset Management Investors BV4, LLC, MPM BioVentures IV GmbH & Co. Beteiligungs KG, MPM BioVentures IV-QP, L.P. and MPM Bio IV NVS Strategic Fund, L.P. are made by the members of MPM BioVentures IV LLC. MPM’s address is 450 Kendall Street, Cambridge, MA 02142.
(2)	The amount shown and the following information are derived from the Schedule 13 G/A filed on February 14, 2017 by FMR LLC, reporting beneficial ownership as of December 31, 2016. Consists of 2,040,782 shares of common stock held by Fidelity Select Portfolios: Biotechnology Portfolio. This entity is managed by direct or indirect subsidiaries of FMR LLC. Edward C. Johnson 3d is a Director and the Chairman of FMR LLC and Abigail P. Johnson is a Director, the Vice Chairman and the President of FMR LLC. Members of the family of Edward C. Johnson 3d, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B stockholders have entered into a stockholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the stockholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Edward C. Johnson 3d nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act, or the Fidelity Funds, advised by Fidelity Management & Research Company, a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds’ Boards of Trustees. Fidelity Management & Research Company carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees. The address of entities and individuals affiliated with Fidelity Select Portfolios: Biotechnology Portfolio is Brown Brothers Harriman & Co., 525 Washington Blvd., 15th Floor, Jersey City, NJ 07310, Attn: Michael Lerman.
(3)	The amount shown and the following information are derived from the Schedule 13 G filed on February 16, 2016 by Abingworth LLP, reporting beneficial ownership as of December 31, 2015. Consists of (i) 2,080,595 shares of common stock and (ii) warrants to purchase 520,146 shares of common stock which were exercisable as of, or within 60 days of, December 31, 2015. Abingworth LLP is the manager of Abingworth Bioventures V, LP and may be deemed to beneficially own the shares held by Abingworth Bioventures V, LP. An investment committee, comprised of Joseph Anderson, Michael F. Bigham, Stephen W. Bunting, Timothy J. Haines and Genghis Lloyd-Harris, approves investment and voting decisions by a majority vote, and no individual member has the sole control or voting power over the shares held by Abingworth Bioventures V, LP. Each of Abingworth LLP, Joseph Anderson, Michael F. Bigham, Stephen W. Bunting, Timothy J. Haines and Genghis Lloyd-Harris disclaims the beneficial ownership of such shares, except to the extent of its or his pecuniary interest therein. The address of Abingworth Bioventures V, LP is Princess House, 38 Jermyn Street, London SW1Y 6DN, United Kingdom.
(4)	The amount shown and the following information are derived from the Schedule 13 G/A filed on February 15, 2017 by 7 Advanced Technologies, Limited Partnership, reporting beneficial ownership as of December 31, 2016. Consists of (i) 1,311,886 shares of common stock and 304,296 shares of common stock issuable upon exercise of warrants held by 7 Advanced Technologies, Limited Partnership and (ii) 367,512 shares of common stock and 68,440 shares of common stock issuable upon exercise of warrants held by Ruth Wertheimer. 7 Med Ltd., an Israeli company, is the general partner of 7 Advanced Technologies, Limited Partnership. Ruth Wertheimer owns 100% of the membership interests of 7 Med Ltd. The address for all entities and individuals affiliated with 7 Advanced Technologies, Limited Partnership is 16B Shenkar Street, P.O.B. 12327, Herzliya Pituach, 46733 Israel.
(5)

The amount shown and the following information are derived from the Schedule 13 G/A filed on February 3, 2017 by Sofinnova Venture Partners IX, L.P., reporting beneficial ownership as of December 31, 2016. Consists of (i) 1,630,221 shares of common stock and (ii) 136,881 shares of common stock subject to a currently exercisable warrant. Sofinnova Management IX, L.L.C., a Delaware limited liability company, is the general partner of Sofinnova Venture Partners IX, L.P. Each of Michael F. Powell, Dr. James I. Healy and Dr. Anand Mehra is a managing member of Sofinnova Management IX, L.L.C. and may be deemed to have shared power to dispose of these shares. The address of all entities and individuals affiliated with Sofinnova Venture Partners IX, L.P. is Sofinnova Ventures, 3000 Sand Hill Road, Bldg. 4, Suite 250, Menlo Park, CA 94025.
(6)	The amount shown and the following information are derived from the Schedule 13 G/A filed on February 13, 2017 by ARCH Venture Fund VI L.P., reporting beneficial ownership as of December 31, 2016. Consists of 1,196,776 shares of common stock and (ii) 109,504 shares of common stock subject to a currently exercisable warrant. The general partner of ARCH Venture Fund VI, L.P. is ARCH Venture Partners VI, L.P. The general partner of ARCH Venture Partners VI, L.P. is ARCH Venture Partners VI, LLC. Each of Robert Nelson, Clinton Bybee and Keith Crandell is a managing director of ARCH Venture Partners VI, LLC and may be deemed to share the power to direct the disposition and vote of such shares. The address for all entities affiliated with ARCH Venture Fund VI L.P. is 8755 W. Higgins Avenue, Suite 1025, Chicago, IL 60631.
(7)	Consists of common stock issuable upon exercise of stock options presently exercisable or exercisable within sixty (60) days of March 31, 2017.
(8)	Mr. Leuchtenberger’s employment as Chief Executive Officer was terminated without cause on September 30, 2016. Ms. McCarthy’s employment was terminated without cause on December 1, 2016. Mr. Varadan’s employment was terminated without cause on June 17, 2016. Mr. Gadicke resigned from the Board effective as of close of business on November 3, 2016. Mr. Tobin resigned from the Board on December 12, 2016.
(9)	Consists of (i) 62,531 shares of common stock held by Scott Minick, (ii) 27,376 shares of common stock held by Minick Family Trust and (iii) warrants to purchase 6,844 shares of common stock presently exercisable or exercisable within 60 days of March 31, 2017, held by Minick Family Trust. Mr. Minick is a trustee of the Minick Family Trust.
(10)	Consists of common stock held.
(11)	Consists of 151,229 shares of common stock, of which 53,658 shares are subject to our right of repurchase as of March 31, 2017, options to purchase 787,740 shares of common stock presently exercisable or exercisable within sixty (60) days of March 31, 2017 and warrants to purchase 6,844 shares of common stock presently exercisable or exercisable within sixty (60) days of March 31, 2017.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of our common stock, to report to the SEC their initial ownership of our common stock and any subsequent changes in that ownership. Specific due dates for these reports have been established by the SEC and we are required to disclose in this proxy statement any late filings or failures to file. Based solely on our review of the copies of such reports furnished to us and written representations that no other reports were required during the fiscal year ended December 31, 2016, all Section 16(a) filing requirements for our most recent fiscal year were satisfied.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

Equity Compensation Plan Information

The following table provides information as of December 31, 2016 regarding shares of common stock that may be issued under the Company’s equity compensation plans consisting of the 2015 Plan, the 2008 Plan, our 2003 Stock Incentive Plan, or the 2003 Plan and our 2015 Employee Stock Purchase Plan, or the ESPP.

	Equity Compensation Plan Information
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted Average exercise price of outstanding options, warrants and rights($)	Number of securities remaining available for future issuance under equity compensation plan (excluding securities referenced in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders:	3,652,801	4.95	3,669,126	(1)
Equity compensation plans not approved by security holders:	N/A	N/A	N/A
Total	3,652,801	4.95	3,669,126

(1)	As of April 18, 2017, there were 3,250,470 shares available for grants under the 2015 Plan, no shares available for grants under the 2003 and 2008 Plans and 500,125 shares available for awards under the ESPP.

STOCKHOLDER PROPOSALS AND NOMINATIONS

Stockholder proposals and director nominations should be addressed to our Secretary, c/o Chiasma, Inc., 275 Wyman St., Suite 250, Waltham, MA 02451.

The required notice must be in writing and received by our corporate secretary at our principal executive offices not later than the close of business on the ninetieth (90 th) day nor earlier than the close of business on the one hundred twentieth (120 th) day prior to the one-year anniversary of the preceding year’s annual meeting. Provided, however, that in the event the annual meeting is first convened more than thirty (30) days before or more than sixty (60) days after such anniversary date, or if no annual meeting were held in the preceding year, a stockholder’s notice must be received by our corporate secretary not later than the close of business on the later of the ninetieth (90 th) day prior to the scheduled date of such annual meeting or the tenth (10 th) day following the day on which public announcement of the date of such meeting is first made. For stockholder proposals or director nominations to be brought before the 2018 Annual Meeting of Stockholders, the required notice must be received by our corporate secretary at the address set forth above no earlier than February 15, 2018 and no later than March 17, 2018.

In addition, any stockholder proposal intended to be included in the proxy statement for the next annual meeting of our stockholders must also satisfy the SEC regulations under Rule 14a-8 of the Exchange Act, and be received not later than December 25, 2017. If the date of the annual meeting is moved by more than 30 days from the date contemplated at the time of the previous year’s proxy statement, then notice must be received within a reasonable time before we begin to print and send proxy materials. If that happens, we will publicly announce the deadline for submitting a proposal in a press release or in a document filed with the SEC. Nothing in this paragraph shall be deemed to require us to include in our proxy statement and proxy card for such meeting any stockholder proposal which does not meet the requirements of the SEC in effect at the time. Any such proposal will be subject to Rule 14a-8 of the Exchange Act.

OTHER MATTERS

As of the time of preparation of this proxy statement, neither the Board of Directors nor management intends to bring before the meeting any business other than the matters referred to in the Notice of Annual Meeting and this proxy statement. If any other business should properly come before the meeting, or any adjournment thereof, the persons named in the proxy will vote on such matters according to their best judgment.

AVAILABILITY OF CERTAIN DOCUMENTS

Accompanying this proxy statement and posted on the investor relations portion of our website at www.chiasmapharma.com with this proxy statement, is our Annual Report on Form 10-K for the fiscal year ended December 31, 2016. The inclusion of our website address here and elsewhere in this proxy statement does not include or incorporate by reference the information on our website into this proxy statement. We will also mail without charge, upon written request, a copy of that Annual Report excluding exhibits. Requests can be made by email by emailing chma@investorrelations.com, or by a written request addressed to our Secretary, c/o Chiasma, Inc., 275 Wyman St., Suite 250, Waltham, MA 02451. Please include your control number with your request.

Stockholders residing in the same household who hold their stock through a bank or broker may receive only one set of proxy materials in accordance with a notice sent earlier by their bank or broker unless we have received contrary instructions from one or more of the stockholders. This practice will continue unless instructions to the contrary are received by your bank or broker from one or more of the stockholders within the household. We will promptly deliver a separate copy of the proxy materials to such stockholders if you make a written or oral request to our corporate secretary at the address above, or by calling 1-866-637-9703.

If you hold your shares in “street name” and reside in a household that received only one copy of the proxy materials, you can request to receive a separate copy in the future by following the instructions sent by your bank or broker. If your household is receiving multiple copies of the proxy materials, you may request that only a single set of materials be sent by following the instructions sent by your bank or broker by contacting us at the above address or phone number.

By Order of the Board of Directors

Mark J. Fitzpatrick
President, CEO, Director and Secretary

Waltham, Massachusetts
April 25, 2017

CHIASMA, INC. 275 WYMAN ST., SUITE 250 WALTHAM, MA 02451

VOTE BY INTERNET – www.voteproxy.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cutoff date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1 800-776-9437

Use any touch tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cutoff date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:		For	Withhold

1.	Election of Director

	Todd Foley	☐	☐

	Bard Geesaman, M.D., Ph.D.	☐	☐

The Board of Directors recommends you FOR the following:		For	Against	Abstain

2.	Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017.	☐	☐	☐
Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report on Form 10-K for the year ended December 31, 2016 and Notice & Proxy Statement are available at www.voteproxy.com.

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CHIASMA, INC.

Annual Meeting of Stockholders

June 15, 2017

This proxy is solicited by the Board of Directors

The undersigned appoints Mark J. Fitzpatrick and Drew Enamait, or either of them, as Proxy holders, with full power of substitution, to represent the undersigned at the Annual Meeting of Stockholders of Chiasma, Inc. (the “Company”), to be held on June 15, 2017, at 9:00 a.m., local time, at the offices of Goodwin Procter LLP, 100 Northern Avenue, Boston, MA 02210, and at any adjournments or postponements of the Annual Meeting, and to vote on behalf of the undersigned as specified in this Proxy all the shares of common stock of the Company that the undersigned would be entitled to vote if personally present, upon the matters referred to on the reverse side hereof, and, in their sole discretion, upon any other business as may properly come before the Annual Meeting. The undersigned acknowledges receipt of the Notice of the Annual Meeting of Stockholders and of the accompanying Proxy Statement and revokes any proxy heretofore given with respect to such Annual Meeting.

This Proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this Proxy will be voted in accordance with the Board of Directors’ recommendations, which are set forth on the reverse side hereof.

The votes entitled to be cast by the undersigned will be cast in the discretion of the Proxy holders on any other matter that may properly come before the Annual Meeting and any adjournment or postponement thereof.

Continued and to be signed on reverse side